EXHIBIT 99.1

FOR IMMEDIATE RELEASE


Financial Information Press Contact:
Vincent C. Klinges
Chief Financial Officer
American Software, Inc.
(404) 264-5477

              American Software Reports Preliminary Fourth Quarter
                          and Fiscal Year 2008 Results

            Company Reports 29th Consecutive Quarter of Profitability
                        and Positive Operating Cash Flow


ATLANTA (June 18, 2008) American Software, Inc. (NASDAQ: AMSWA) today reported financial results for the fourth quarter of fiscal year 2008, achieving 29 consecutive quarters of profitability.

Key fourth quarter financial highlights include:

      o Total revenues for the quarter ended April 30, 2008 were $21.6 million, a decrease of 4% over the fourth quarter of fiscal 2007;

      o Software license fees for the quarter ended April 30, 2008 were $4.7 million, a decrease of 29% over the fourth quarter of fiscal 2007;

      o Services and other revenues for the fourth quarter ended April 30, 2008 were $9.6 million; an increase of 5% over the fourth quarter of fiscal 2007;

      o Maintenance revenues for the quarter ended April 30, 2008 were $7.3 million, an increase of 9% over the fourth quarter of fiscal 2007; and

      o Operating earnings for the quarter ended April 30, 2008 were approximately $1.2 million a decrease of 66% compared to operating earnings for the fourth quarter of fiscal 2007.


      GAAP net earnings were approximately $900,000 or $0.03 per fully diluted share for the fourth quarter of fiscal 2008 compared to $2.9 million or $0.11 per fully diluted share for the same period last year. Adjusted net earnings, which excludes stock option compensation expense and an acquisition-related amortization of intangibles, for the quarter ended April 30, 2008 were $1.1 million or $0.04 per fully diluted share compared to $3.0 million or $0.12 per fully diluted share for the same period last year.

Key fiscal year 2008 financial highlights include:

      o Total revenues for the twelve months ended April 30, 2008 were $89.0 million, a 5% increase compared to the prior fiscal year;

      o Software license fees for the year ended April 30, 2008 were $19.0 million, a 10% decrease compared to the prior fiscal year;

      o Services and other revenues for the year ended April 30, 2008 were $41.7 million, a 15% increase compared to the prior fiscal year;

American Software Fourth Quarter of Fiscal Year 2008 Results              Page 2

      o Maintenance revenues for the year ended April 30, 2008 were $28.4 million, a 5% increase compared to the prior fiscal year; and

      o For the year ended April 30, 2008, the Company reported operating earnings of approximately $8.1 million, a 19% decrease compared to operating earnings of $10.0 million for the same period last year;
            operating earnings for the twelve months ended April 30, 2008 included a non-cash write-down of capitalized software development costs of $1.2 million.



      GAAP net earnings were approximately $6.5 million or $0.25 per fully diluted share for the twelve months ended April 30, 2008 compared to $8.4 million or $0.33 per fully diluted share for the same period last year. Adjusted net earnings for the year ended as of April 30, 2008, which excludes stock option compensation expense, acquisition-related amortization of intangibles, and write-down of capitalized software costs, were $8.0 million or $0.30 earnings per fully diluted share compared to $9.2 million or $0.36 earnings per fully diluted share for the prior fiscal year.

      The Company is including adjusted net earnings and adjusted net earnings per share in the summary financial information provided with this press release as supplemental information relating to its operating results. This financial information is not in accordance with, or an alternative for, GAAP and may be different from non-GAAP net earnings and non-GAAP per share measures used by other companies. The Company believes that this presentation of adjusted net earnings and adjusted net earnings per share provides useful information to investors regarding certain additional financial and business trends relating to its financial condition and results of operations.


      The overall financial condition of the Company remains strong, with cash and investments of approximately $76.1 million and no debt as of April 30, 2008. This is approximately a $1.2 million sequential increase in cash and investments compared to January 31, 2008 and an increase of approximately $3.4 million compared to April 30, 2007. During the quarter, the Company repurchased 173,664 of its common stock for approximately $984,000 under its authorized stock repurchase program. Also during the quarter, the Company's majority owned subsidiary, Logility, repurchased 114,421 of its own common stock for approximately $787,000 under its authorized stock repurchase program. For fiscal year 2008, Logility purchased a total of 144,421 shares for approximately $1.1 million under its authorized stock repurchase program. For fiscal year 2008, the Company paid approximately $8.6 million in dividends.


      "The Company experienced continued profitability despite the uncertain economic environment. For fiscal year 2008, we served 115 new customers and increased our cash and investments after distributing record dividends, making significant stock repurchases and investing in research and development," stated James C. Edenfield, president and CEO of American Software. "With 29 consecutive quarters of profitability and positive operating cash flow combined with consistent growth in our global customer base, American Software is well positioned with a robust portfolio of innovative enterprise application solutions and deep supply chain management expertise."

American Software Fourth Quarter of Fiscal Year 2008 Results              Page 3

Additional highlights for the fourth quarter of fiscal year 2008 include:

Customers and Channels:

      o Notable new and existing customers placing orders with the Company in the fourth quarter include: Barry Controls, Berry Plastics Corporation, C&C Group, Electrolux Home Products, FEDCO, Fastenal Company, GKN Aerospace, Master Pet, PPG Industries Europe, RC Willey Furniture, Reliable Automatic Sprinkler, Rexnord LLC, Sewon S.A., TapOut, Time Customer Service, Triboro Quilt Manufacturing Corp., and Volvo.

      o During the quarter, software license agreements were signed with customers located in 13 countries including: Australia, Canada, Columbia, France, Guatemala, Ireland, The Netherlands, New Zealand, Russia, Sweden, Switzerland, the United Kingdom, and the United States.

      o American Software USA announced that GKN Aerospace Transparency Systems licensed its web-based Requisition Tracking and e-Catalog systems to enable material selection, requisition, tracking and approval over the Internet/Extranet.

      o Logility announced that C&C Group, a leading manufacturer, marketer and distributor of branded alcoholic beverages, selected Logility Voyager Solutions to support its continued growth, help predict demand more accurately and build a more formalized and collaborative forecasting process.

      o Logility announced supply chain executives from its customers Clement Pappas and Intertape Polymer Group were honored as Supply & Demand Chain Executive magazine's "Practitioner Pros to Know." The 2008 "Practitioner Pros to Know" recognizes supply chain executives who are helping build 21st century supply chains for their companies and are visionaries who have excelled at using and implementing new supply chain technologies to ensure that their company's supply chain continues to meet the evolving requirements and challenges of our dynamic global economy.

      o Logility announced a partnership with Npo Business Solutions S.p.A., a provider of consulting services and solutions for logistics, demand and supply chain management in Italy and Switzerland. The partnership will help expand the presence of Logility Voyager Solutions in the Italian marketplace.

      o Demand Management Inc., a wholly-owned subsidiary of Logility, announced expansion of its international distributor network in China, Mexico and Russia. With five new offices in Mexico City, Moscow, Shanghai, Guangzhou and Hong Kong, Demand Management now has 31 offices globally serving customers in 72 countries.

      o New Generation Computing (NGC(R)), a wholly-owned subsidiary of the Company, announced that BioWorld Merchandising, a manufacturer of licensed and private-label headwear and accessories, has selected NGC's e-PLM and e-SPS(TM) software for Product Lifecycle Management and Global Sourcing to help reduce product development lifecycles and streamline communications

      o NGC announced that Hart Schaffner & Marx, a subsidiary of Hartmarx Corporation, a provider of upscale business, casual and golf apparel, is implementing NGC's e-PLM for Product Lifecycle Management and TPM (The Production Manager) for shop floor control. The selection of NGC software is a key part of Hartmarx's strategy to become a more agile, nimble organization and an even stronger partner with its retail customers.

      o NGC announced that OOBE, an apparel brand specializing in corporate apparel and uniform programs, has selected NGC's e-PLM to manage product design and development for its Design/Build and corporate apparel businesses.



Products and Technology:

      o New Generation Computing (NGC), the Company's wholly-owned subsidiary, received the highest possible rating of "Strong Positive" in Gartner's "Marketscope for PLM in Apparel, Footwear and Accessories, 2008." Gartner, a leading analyst firm, evaluated NGC as one of 15 global PLM (Product Lifecycle Management) vendors to develop the report.

American Software Fourth Quarter of Fiscal Year 2008 Results              Page 4


      o     American   Software  USA  announced  a  relationship   with  Optimus
            Solutions to develop an interactive dashboard for use within its ERP systems utilizing the IBM Active Insight Dashboard.

      o Logility participated in an APICS vendor webcast "Are You Thinking About a Green Supply Chain". During the webcast, representatives from Logility and AMR Research discussed why "thinking green" is more than just a trend in today's dynamic marketplace and gave insight on how companies can incorporate green initiatives into their supply chain processes.

      o Logility was selected for the "START-IT 125" which names the most influential technology providers in manufacturing. It is the third consecutive year that Logility was included in the prestigious list which is selected by editors and the editorial advisory board. Logility was selected for inclusion because of its long history as a solutions provider helping manufacturers build successful supply chains.

      o Logility announced that Logility Voyager Solutions further green supply chain initiatives by enabling companies to reduce energy consumption, lower carbon emissions, and reduce excess inventories to minimize the overall impact on the environment. By optimizing global supply chain management, Logility Voyager Solutions support sustainability efforts in a number of ways including: improving forecasting for new product introductions that are focused on environmentally friendly products; planning the roll-out of enhanced packaging that minimizes waste and includes recycled materials; reducing inventories by quickly sensing changes in consumer demand and synchronizing market demand with production goals; increasing manufacturing efficiency by optimizing changeovers and tracking specific green Key Performance Indicators (KPIs) featured within Logility Voyager Solutions; and modeling complex supply chain networks to better plan production and distribution.

      o Logility was recognized as a "Top Logistics IT Provider for 2008" by Inbound Logistics magazine. It is the eleventh consecutive year that Logility has received this prestigious recognition. Logility was recognized by the editors of Inbound Logistics for having the ability to continue to be flexible and responsive, anticipating customers' evolving needs and delivering innovative and practical solutions that meet the diverse needs of the growing shipper community.

      o Logility announced that Logility Voyager Solutions help companies increase forecast accuracy and manage the product lifecycle more effectively through an Attribute-based forecasting model. Logility's Attribute-based modeling provides significant improvements in the forecast accuracy of New Product Introductions (NPIs), short lifecycle products and the phase-out of existing products--product lifecycles that are more difficult to forecast with traditional time-series approaches.



About American Software, Inc.

      Headquartered in Atlanta, American Software develops, markets and supports one of the industry's most comprehensive offerings of integrated business applications, including supply chain management, Internet commerce, financial, warehouse management and manufacturing packages. e-Intelliprise(TM) is an ERP/supply chain management suite, which leverages Internet connectivity and includes multiple manufacturing methodologies. American Software owns 88% of Logility, Inc. (NASDAQ: LGTY), a leading provider of collaborative supply chain solutions that help small, medium, large and Fortune 1000 companies realize substantial bottom-line results in record time. Logility is proud to serve such customers as Avery Dennison Corporation, BP (British Petroleum), Hyundai Motor America, Leviton Manufacturing Company, McCain Foods, Pernod-Ricard, Sigma Aldrich and Under Armour Performance Apparel. New Generation Computing Inc.
(NGC), a wholly-owned subsidiary of American Software, is a global software company that has 25 years of experience developing and marketing business applications for apparel manufacturers, brand managers, retailers and importers. Headquartered in Miami, NGC's worldwide customers include Dick's Sporting Goods, Wilsons Leather, Kellwood, Hugo Boss, Russell Corp., Ralph Lauren Childrenswear, Haggar Clothing Company, Maidenform, William Carter and VF Corporation. For more information on the Company, contact: American Software, 470 East Paces Ferry Rd., Atlanta, GA 30305; (800) 726-2946 or (404) 261-4381. FAX: (404) 264-5206.
INTERNET: www.amsoftware.com or e-mail: ask@amsoftware.com.

American Software Fourth Quarter of Fiscal Year 2008 Results              Page 5


Forward-Looking Statements

This press release contains forward-looking statements that are subject to substantial risks and uncertainties. There are a number of factors that could cause actual results to differ materially from those anticipated by statements made herein. These factors include, but are not limited to, changes in general economic conditions, technology and the market for the Company's products and services, including economic conditions within the e-commerce markets; the timely availability and market acceptance of these products and services; the Company's ability to satisfy in a timely manner all SEC required filings and the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and the rules and regulations adopted under that Section; the challenges and risks associated with integration of acquired product lines and companies; the effect of competitive products and pricing; the uncertainty of the viability and effectiveness of strategic alliances; and the irregular pattern of the Company's revenues. For further information about risks the Company could experience as well as other information, please refer to the Company's Form 10-K for the year ended April 30, 2007 and other reports and documents subsequently filed with the Securities and Exchange Commission. For more information, contact: Vincent C. Klinges, Chief Financial Officer, American Software, Inc., (404) 264-5477 or fax: (404) 237-8868.

e-Intelliprise is a trademark of American Software, Logility is a registered trademark and Logility Voyager Solutions is a trademark of Logility, Demand
Solutions is a registered trademark of Demand Management, and NGC is a registered trademark and REDHORSE is a trademark of New Generation Computing. Other products mentioned in this document are registered, trademarked or service marked by their respective owners.



                                       ###

American Software Fourth Quarter of Fiscal Year 2008 Results              Page 6


               AMERICAN SOFTWARE, INC.
         Consolidated Statements of Operations Information
        (In thousands, except per share data)
                     (Unaudited)

                                                                  Fourth Quarter Ended                   Twelve Months Ended
                                                           --------------------------------     --------------------------------
                                                                       April 30,                             April 30,
                                                                                     Pct                                  Pct
                                                            2008         2007        Chg.         2008        2007        Chg.
                                                           --------    --------    --------     --------    --------    --------
Revenues:
    License                                                $  4,696    $  6,648         (29%)   $ 18,957    $ 21,080         (10%)
    Services & other                                          9,624       9,138           5%      41,656      36,258          15%
    Maintenance                                               7,267       6,697           9%      28,388      27,029           5%
                                                           --------    --------    --------     --------    --------    --------
       Total Revenues                                        21,587      22,483          (4%)     89,001      84,367           5%
                                                           --------    --------    --------     --------    --------    --------

Cost of Revenues:
    License                                                   1,529       1,695         (10%)      6,149       6,169           0%
    Services & other                                          6,761       6,140          10%      29,281      25,105          17%
    Maintenance                                               2,020       1,933           5%       7,602       7,324           4%
    Write-down of capitalized
     software development costs                                  --          --          nm        1,196          --          nm
                                                           --------    --------    --------     --------    --------    --------
       Total Cost of Revenues                                10,310       9,768           6%      44,228      38,598          15%
                                                           --------    --------    --------     --------    --------    --------
Gross Margin                                                 11,277      12,715         (11%)     44,773      45,769          (2%)
                                                           --------    --------    --------     --------    --------    --------
Operating expenses:
    Research and development                                  2,499       2,783         (10%)      9,630       9,819          (2%)
    Less: capitalized development                              (520)       (586)        (11%)     (2,155)     (2,264)         (5%)
    Sales and marketing                                       4,506       3,479          30%      15,804      14,079          12%
    General and administrative                                3,474       3,326           4%      13,048      13,756          (5%)
    Acquisition related amortization of intangibles              88          87           1%         351         350           0%

                                                           --------    --------    --------     --------    --------    --------
       Total Operating Expenses                              10,047       9,089          11%      36,678      35,740           3%
                                                           --------    --------    --------     --------    --------    --------
Operating Earnings                                            1,230       3,626         (66%)      8,095      10,029         (19%)
                                                           --------    --------    --------     --------    --------    --------
    Interest Income & Other, Net                                476       1,182         (60%)      3,198       4,676         (32%)
                                                           --------    --------    --------     --------    --------    --------
Earnings Before Income Taxes and Minority Interest            1,706       4,808         (65%)     11,293      14,705         (23%)
     Income Tax Expense                                         607       1,683         (64%)      4,004       5,496         (27%)
    Minority Interest Expense                                   199         263         (24%)        756         776          (3%)
                                                           --------    --------    --------     --------    --------    --------
Net Earnings                                               $    900    $  2,862         (69%)   $  6,533    $  8,433         (23%)
                                                           ========    ========    ========     ========    ========    ========
Earnings per common share: (1)
    Basic                                                  $   0.04    $   0.12         (67%)   $   0.26    $   0.34         (24%)
                                                           ========    ========    ========     ========    ========    ========
    Diluted                                                $   0.03    $   0.11         (73%)   $   0.25    $   0.33         (24%)
                                                           ========    ========    ========     ========    ========    ========

Weighted average number of common shares outstanding:
       Basic                                                 25,474      24,750                   25,423      24,616
       Diluted                                               26,484      26,022                   26,547      25,761

Reconciliation of Adjusted Net Earnings:
Net Earnings                                               $    900    $  2,862                 $  6,533    $  8,433
Acquisition related amortization of intangibles (2)              57          57                      226         219
Stock-based compensation (2)                                    143         123                      515         516
Write-down of capitalized software development costs (2)         --          --                      771          --

                                                           --------    --------    --------     --------    --------    --------
Adjusted Net Earnings                                      $  1,100    $  3,042         (64%)   $  8,045    $  9,168         (12%)
                                                           ========    ========    ========     ========    ========    ========

Adjusted Net Earnings per Diluted Share                    $   0.04    $   0.12         (67%)   $   0.30    $   0.36         (17%)
                                                           ========    ========    ========     ========    ========    ========

(1) - Basic per share amounts are the same for Class A and Class B shares. Diluted per share amounts for Class A shares are shown above. Diluted per share for Class B shares under the two-class method are $0.04 and $0.12 for the three months ended April 30, 2008 and 2007 and $0.26 and $0.34 for the twelve months ended April 30, 2008 and 2007.

(2) - Tax affected nm- not meaningful

American Software Fourth Quarter of Fiscal Year 2008 Results              Page 7


                             AMERICAN SOFTWARE, INC.
                     Consolidated Balance Sheet Information
                                 (In thousands)
                                   (Unaudited)
                                                April 30,  April 30,
                                                  2008        2007
                                                --------   --------

Cash and Short-term investments                 $ 76,141   $ 72,769
Accounts Receivable:
    Billed                                        12,563     12,489
    Unbilled                                       3,311      3,860
                                                --------   --------
Total Accounts Receivable,net                     15,874     16,349
Prepaids & Other                                   2,946      2,560
                                                --------   --------
     Current Assets                               94,961     91,678

PP&E, net                                          6,903      7,080
Capitalized Software, net                          4,657      6,137
Goodwill                                          11,912     11,210
Other Intangibles, net                             1,586      1,472
Non-current Assets                                   198        239
                                                --------   --------
     Total Assets                               $120,217   $117,816
                                                ========   ========

Accounts Payable                                $  1,578   $  1,138
Other Current Liabilities                          5,954      8,853
Dividend Payable                                   2,286      1,984
Deferred Tax Liability                               640        911
Deferred Revenues                                 16,441     15,441
                                                --------   --------
       Current Liabilities                        26,899     28,327

Deferred Tax Liability                             1,202      1,697
Minority Interest                                  5,621      5,061
Shareholders' Equity                              86,495     82,731
                                                --------   --------
     Total Liabilities & Shareholders' Equity   $120,217   $117,816
                                                ========   ========